Exhibit 3.1

Industry Canada Industrie Canada

2014-10-23

Corporations Canada
9th Floor, Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage, Tour Jean-Edmonds sud
365 avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

Corporation Information Sheet

Canada Business Corporations Act (CBCA)

Fiche de renseignements concernant la société

Loi canadienne sur les sociétés par actions (LCSA)

9060669 CANADA INC.

Corporation Number	906066-9	Numéro de société
Corporation Key Required for changes of address or directors online	59574384	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	10-23 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2015	10-23 to/au 12-22 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2015

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the NUANS® search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult **Protecting Your Corporate Name** (enclosed or available on our website).

Obligations de déclaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche NUANS®). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document **Protection de la dénomination sociale** ci-joint ou disponible dans notre site Web.

Canada

Telephone / Téléphone
1-866-333-5556

Email / Courriel
corporationscanada@ic.gc.ca

Website / Site Web
www.corporationscanada.ic.gc.ca

Industry Canada

Industrie Canada

Certificate of Continuance

Canada Business Corporations Act

Certificat de prorogation

Loi canadienne sur les sociétés par actions

9060669 CANADA INC.

Corporate name / Dénomination sociale

906066-9

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the Canada Business Corporations Act (CBCA).

JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions (LCSA).

Virginie Ethier

Director / Directeur

2014-10-23

Date of Continuance (YYYY-MM-DD)

Date de prorogation (AAAA-MM-JJ)

Canada

Industry Canada

Industrie Canada

Form 11

Articles of Continuance

Canada Business Corporations Act

(CBCA) (s. 187)

Formulaire 11

Clauses de prorogation

Loi canadienne sur les sociétés par

actions

(LCSA) (art. 187)

1 Corporate name Dénomination sociale

9060669 CANADA INC.

2 The province or territory in Canada where the registered office is situated La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and the maximum number of shares that the corporation is authorized to issue Catégories et le nombre maximal d’actions que la société est autorisée à émettre

See attached schedule / Voir l’annexe ci-jointe

4 Restrictions on share transfers Restrictions sur le transfert des actions

See attached schedule / Voir l’annexe ci-jointe

5 Minimum and maximum number of directors Nombre minimal et maximal d’administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on Limites imposées à l’activité commerciale de la société

None

7 (1) If change of name effected, previous name

S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

1011773 B.C. Ltd.

(2) Details of incorporation Détails de la constitution

See attached schedule / Voir l’annexe ci-jointe

8 Other Provisions Autres dispositions

See attached schedule / Voir l’annexe ci-jointe

9 Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.

Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par

Jill Granat

Jill Granat

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3247 (2008/04)

Schedule / Annexe

Details of Incorporation / Détails de la constitution

The company was incorporated under the laws of the Province of British Columbia pursuant to the Business Corporations Act (British Columbia) on August 25, 2014 under the name 1011773 B.C. Unlimited Liability Company. On October 21, 2014 the company converted to a limited company under the Business Corporations Act (British Columbia) and its name was changed to 1011773 B.C. Ltd.

Schedule / Annexe

Description of Classes of Shares / Description des catégories d’action

The Corporation is authorized to issue an unlimited number of shares of one class to be designated as Common Shares. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

1. Dividends

1.1 The holders of Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the Corporation may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

2. Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

3. Voting Rights

3.1 The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation.

Schedule / Annexe

Restrictions on Share Transfers / Restrictions sur le transfert des actions

No shares of the Corporation may be transferred without complying with the restrictions on transfer set out in paragraph 8 hereof.

Schedule / Annexe

Other Provisions / Autres dispositions

The right to transfer securities of the Corporation (other than debt securities that are not convertible into shares of the Corporation) shall be restricted in that no holder of such securities shall be entitled to transfer any such securities without either:

(a) if the transfer of such securities is restricted by any security holders’ agreement, complying with such restrictions in such agreement; or

(b) if there are no such restrictions, either:

(i) the express sanction of the holders of more than 50% of the voting shares of the

Corporation for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares; or

(ii) the express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors entitled to vote on that resolution at a meeting of directors.

The board of directors of the Corporation may, at any time and from time to time, by resolution appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next following annual meeting of shareholders of the Corporation, provided that the total number of directors so appointed by the board of directors of the Corporation during the period between any two annual meetings of shareholders of the Corporation shall not exceed one-third of the number of directors elected at the earlier of such two annual meetings of shareholders of the Corporation.

Schedule / Annexe

Company History / Historique de l’entreprise

The company was incorporated under the laws of the Province of British Columbia pursuant to the Business Corporations Act (British Columbia) on August 25, 2014 under the name 1011773 B.C. Unlimited Liability Company. On October 21, 2014 the company converted to a limited company under the Business Corporations Act (British Columbia) and its name was changed to 1011773 B.C. Ltd.

Industry Canada | Industrie Canada

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors
Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106)

Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1 Corporate name
Dénomination sociale

9060669 CANADA INC.

2 Address of registered office
Adresse du siège social

155 Wellington Street West
Toronto ON M5V 3J7

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

		Resident Canadian Résident Canadien
Jill Granat	155 Wellington Street West, Toronto ON M5V 3J7, Canada	No / Non
Joshua Kobza	155 Wellington Street West, Toronto ON M5V 3J7, Canada	No / Non
Patricia L. Olasker	155 Wellington Street West, Toronto ON M5V 3J7, Canada	Yes / Oui

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Jill Granat

Jill Granat
305-378-3342

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 2904 (2008/04)